Exhibit 10.8

DEED OF IRREVOCABLE UNDERTAKINGS

THIS DEED OF IRREVOCABLE UNDERTAKINGS (this “Deed”) is dated May 25, 2023

BY

BRIDGETOWN LLC, a limited liability company incorporated under the laws of the Cayman Islands (“Sponsor”, “we”, “our” or “us”)

IN FAVOR OF

FWD LIFE INSURANCE PUBLIC COMPANY LIMITED, a limited liability company with its business address at 14th, 16th, 26th - 29th Floor, 130-132 Sindhorn Building Tower 3, Wireless Road, Lumpini, Pathumwan, Bangkok 10330, Thailand (“you”, “your” or “yours”).

RECITALS

Reference is made to the business combination agreement of even date herewith by and among MoneyHero Limited (formerly known as Hyphen Group Limited), a Cayman Islands exempted company limited by shares (“PubCo”), CompareAsia Group Capital Limited, a Cayman Islands exempted company limited by shares (the “Company”), Bridgetown Holdings Limited, a Cayman Islands exempted company limited by shares (“SPAC”), Gemini Merger Sub 1 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned subsidiary of PubCo (“Merger Sub 1”), and Gemini Merger Sub 2 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned subsidiary of PubCo (“Merger Sub 2”) (as the same may be amended, restated or supplemented from time to time, the “Business Combination Agreement”) providing for (a) the merger of Acquiror with and into Merger Sub 1, with Merger Sub 1 being the surviving entity and remaining a wholly-owned subsidiary of PubCo (the “Initial Merger”) and (b) the merger of Merger Sub 2 with and into the Company, with the Company being the surviving entity and becoming a wholly-owned subsidiary of PubCo (the “Acquisition Merger”).

Capitalized terms used in this Deed but otherwise undefined shall have the meanings ascribed to such terms in the Business Combination Agreement, unless the context otherwise requires.

We understand that you hold an aggregate of 3,000,000 SPAC Class A Ordinary Shares (your “SPAC Shares”). As an inducement to your (i) not redeeming or transferring (other than to any Permitted Transferees (as defined below) in accordance with this Deed) your SPAC Shares prior to the closing of the Acquisition Merger pursuant to the terms and conditions of the Business Combination Agreement (the “Acquisition Closing”) and (ii) voting your SPAC Shares in favor of the Business Combination and the other transactions contemplated by the Business Combination Agreement, subject to the terms and conditions of this Deed, we hereby irrevocably undertake that:

ARTICLE 1

Section 1.01. Subject to the satisfaction of the conditions set out in Section 1.09 below and the other terms of this Deed, within six (6) months following the end of each Regular Measurement Period we shall pay to you an amount in cash in immediately available funds (to an account specified by you no less than five (5) Business Days following the end of such Regular Measurement Period) equal to (a) the Regular Deficit Amount (if any) and (b) the Regular Interest Amount, in each case in relation to such Regular Measurement Period and as further described in this Deed. In the event there is no Regular Deficit Amount in relation to a Regular Measurement Period, we shall only be obligated to make a payment in respect of the Regular Interest Amount for such Regular Measurement Period.

Section 1.02. Subject to the satisfaction of the conditions set out in Section 1.09 below and the other terms of this Deed, in the event there is a Final Deficit Amount, within six (6) months following the Fifth Measurement Date we undertake to, at our sole discretion, either (a) pay to you an amount in cash in immediately available funds (to an account specified by you no less than five (5) Business Days following the Fifth Measurement Date) equal to such Final Deficit Amount or (b) purchase the remaining Subject Shares held and beneficially owned by you as of the Fifth Measurement Date at a price per Subject Share of $10.00. In the event there is no Final Deficit Amount in relation to the final Regular Measurement Period, we shall have no obligation to make any payment (or to purchase any Subject Shares) pursuant to this Section 1.02. At the time of any such purchase of Subject Shares, you shall warrant to us in a certificate, duly executed by an officer of yours, that you own the Subject Shares free and clear of all Liens and with all rights attaching thereto.

Section 1.03. We shall satisfy any cash payment required to be made by us to you under this Deed (other than any payment made pursuant to Section 1.02(b)) by selling a sufficient number of Sponsor Support Shares to generate sufficient cash to make such payment and undertake to deliver to you, along with each cash payment made to you pursuant to this Deed, a certificate, signed by an officer of Sponsor, setting forth the number of Sponsor Support Shares sold by us in order to generate cash proceeds necessary to make such payment.

Section 1.04. The calculations in Section 1.01, Section 1.02, Section 1.05 and Section 1.06, and our other obligations under this Deed (including with respect to numbers of shares and amounts per share), shall be subject to an equitable adjustment to reflect the effect of any share subdivisions, share consolidations, share dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to PubCo Class A Ordinary Shares or PubCo Class B Ordinary Shares, as applicable.

Section 1.05. In the event a Liquidation Event occurs prior to the Fifth Measurement Date, then if (a) the sum of (A) the product of (i) the number of Subject Shares held of record and owned beneficially by you as of the date of and immediately prior to closing of the Liquidation Event, multiplied by (ii) $10.00 (subject to adjustment in accordance with Section 1.04), (B) the Liquidation Interest Amount and (C) the Liquidation Deficit Amount is greater than (b) the amount of cash received by you (or in the case of non-cash consideration, the value of the non-cash consideration received or receivable by you as calculated in the Liquidation Event) pursuant to such Liquidation Event, then, subject to the satisfaction of the conditions set out in Section 1.09 below, we shall pay to you (or in the case of non-cash consideration, at our option in our sole discretion but subject to the last sentence of this Section 1.05, transfer to you non-cash consideration calculated at the same value as such consideration is calculated in the Liquidation Event) within twenty (20) Business Days following receipt of all consideration payable to us in connection with the closing of the Liquidation Event, an amount in cash in immediately available funds (to an account specified by you no less than five (5) Business Days following the occurrence of such Liquidation Event) or if applicable, transfer non-cash consideration having a value, in either case, equal to the excess of the amount determined in accordance with Section 1.05(a) above over the amount determined in accordance with Section 1.05(b) above. Following such payment or transfer being made by us, or in the event the amount determined in accordance with Section 1.05(a) above is less than or equal to the amount determined in accordance with Section 1.05(b) above as of date of closing of the Liquidation Event, we shall have no obligation to make any further payment to you and the undertakings set forth in this Deed and all of our obligations set forth herein shall automatically terminate, without any action of any party. With respect to any non-cash consideration referred to in this Section 1.05 and to the extent that no value is calculated and assigned to such non-cash consideration in the Liquidation Event, the value of such non-cash consideration shall be the fair market value thereof as determined by an independent valuation firm of international standing agreed by you and us. Notwithstanding our election to provide you with non-cash consideration in lieu of cash pursuant to the foregoing of this Section 1.05, we shall instead discharge our obligations hereunder by way of payment to you in cash in immediately available funds in an amount equal to such fair market value of such non-cash consideration and not by way of the transfer of any non-cash consideration if (x) such non-cash consideration is subject to transfer restrictions (whether pursuant to laws, regulations, stock exchange rules or otherwise) that would prevent you from transferring such non-cash consideration within 30 days of receipt of such non-cash consideration or (y) in your reasonable good faith determination, the acquisition or holding of such non-cash consideration is not permitted by the laws or regulations (including stock exchange rules) applicable to you or the investment policies or guidelines applicable to you. Notwithstanding any other provision of this Deed to the contrary, any payment required to be made pursuant to this Section 1.05 shall be without duplication of any amount owing under Section 1.01 or Section 1.02 to the extent such amount would constitute an amount otherwise payable pursuant to this Section 1.05.

Section 1.06. Notwithstanding any other provision of this Deed to the contrary: (a) all of our obligations set forth herein shall automatically terminate upon Sponsor having either (i) paid a cash amount of $30,000,000.00 in aggregate to you in accordance with the terms of this Deed or (ii) having previously sold all Sponsor Support Shares to generate cash proceeds (net of deductions for commissions, brokerage fees, duties, taxes and the like) payable to you under this Deed and Sponsor having paid such net cash proceeds to you in accordance with the terms of this Deed; and (b) the maximum amount of cash that Sponsor undertakes to pay to you pursuant to Section 1.05 shall in no event exceed the amount of cash and value of the non-cash consideration that would have been received by Sponsor pursuant to the Liquidation Event assuming that Sponsor held all Sponsor Support Shares as of the date of the Liquidation Event less the aggregate cash amount paid or payable by Sponsor to you in accordance with the terms of this Deed in relation to all Regular Measurement Periods (including whether on account of a Regular Deficit Amount or a Regular Interest Amount) concluding prior to a Liquidation Event.

Section 1.07. Upon delivery of a certificate in accordance with this Deed, the recipient of the certificate may reasonably request further back up and supporting evidence of the calculations and items covered by such certificate and the party that delivered such certificate, whether you or us, shall as soon as reasonably practicable provide such evidence to the recipient. Any amount or calculation set forth in a certificate delivered by you or us in good faith pursuant to this Deed shall be binding and controlling for all purposes under this Deed, absent manifest error.

Section 1.08. This Deed and all of our obligations set forth herein shall automatically terminate when we have paid to you all cash amounts (or, in the case of Section 1.05, non-cash consideration, if applicable) owed to you pursuant to Section 1.01, Section 1.02, and Section 1.05 (if any) or the maximum aggregate amount set forth in Section 1.06, without any action of any party.

Section 1.09. Our obligations pursuant to the other provisions of this Article I (including Section 1.01, Section 1.02 and Section 1.05) shall be subject to the satisfaction, or valid waiver by us, of the following conditions:

(a) you shall not have elected to have SPAC redeem any SPAC Shares or submitted a request to SPAC’s transfer agent to redeem or otherwise exercised any right to redeem, your SPAC Shares (and you shall have reversed and revoked any redemption elections made with respect to your SPAC Shares prior to your receipt of this Deed);

(b) during the period commencing on the date hereof until the Acquisition Closing and except as otherwise permitted by this Deed, neither you, nor any person or entity acting on your behalf or pursuant to any understanding with you, shall have (i) engaged in any hedging transactions or Short Sales (as defined below) with respect to securities of SPAC which were designed to or which would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) have led to or resulted in a sale or disposition of your SPAC Shares, even if such SPAC Shares would be disposed of by a person other than you, (ii) offered for sale, sold (including Short Sales), transferred (including by operation of law), placed a lien on, pledged, converted, assigned or otherwise disposed of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) or encumbered (collectively, a “Transfer”), or entered into any contract, option, derivative, hedging or other agreement, arrangement, undertaking or understanding (including any profit-sharing arrangement) with respect to, or consented to, a direct or indirect Transfer of any or all of your SPAC Shares, (iii) deposited any of your SPAC Shares into a voting trust or entered into a voting agreement or arrangement or granted any proxies or powers of attorney with respect to any or all of your SPAC Shares, or (iv) taken any action that would have had the effect of preventing or materially delaying the satisfaction of any of the conditions set forth in this Deed. For purposes of this Deed, “Short Sales” shall include, without limitation, (A) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, (B) all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage or other similar financing arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and (C) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers;

(c) you having been present at any meeting of the shareholders of SPAC, and having voted (in person or by proxy), or consented to any action by written consent or resolution with respect to, all of your SPAC Shares (i) in favor of the Business Combination and the other transactions contemplated by the Business Combination Agreement, and (ii) in opposition to: (A) any and all other proposals (1) that could have been reasonably expected to delay or impair the ability of SPAC to consummate the transactions contemplated by the Business Combination Agreement or (2) which were in competition with or materially inconsistent with the Business Combination Agreement, the transactions contemplated thereby or the Business Combination, or (B) any other action, proposal, transaction or agreement involving SPAC that was intended, or would have reasonably been expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the transactions contemplated by the Business Combination Agreement or would have reasonably been expected to result in (y) any breach of any representation, warranty, covenant, obligation or agreement of SPAC in the Business Combination Agreement or (z) any of the conditions to SPAC’s obligations under the Business Combination Agreement not being fulfilled; and

(d) you having not exercised any of your rights in accordance with Section 238 of the Cayman Islands Companies Act (As Revised) in connection with the Business Combination or any of the other transactions contemplated by the Business Combination Agreement.

(e) no later than ten (10) Business Days following the First Measurement Date, Second Measurement Date, Third Measurement Date, Fourth Measurement Date, or Fifth Measurement Date, as applicable, you shall have delivered to us a certificate, duly executed by an officer of yours, setting forth (i) the number of Subject Shares held by you as of the First Measurement Date, Second Measurement Date, Third Measurement Date, Fourth Measurement Date, or Fifth Measurement Date, as applicable, (ii) the aggregate number of Subject Shares sold by you on the open market (as well as the aggregate gross cash proceeds realized by you in connection with such sales, without deductions for commissions, brokerage fees, duties, taxes and the like) during the relevant Regular Measurement Period, (iii) your detailed calculation of the number of Regular Interest Shares for the relevant Regular Measurement Period, (iv) your detailed calculation of any Regular Deficit Amount and Regular Interest Amount accrued during the relevant Regular Measurement Period; and (v) in the case of a certificate delivered following the Fifth Measurement Date only, your calculation of the Final Deficit Amount (if any);

(f) if a Liquidation Event shall have occurred, then no later than ten (10) Business Days following the date of such Liquidation Event, you shall have delivered to us a certificate, duly executed by an officer of yours, setting forth (i) the number of Subject Shares owned by you as of the date of such Liquidation Event, (ii) the aggregate amount of cash proceeds (or in the case of non-cash consideration, the value of the non-cash consideration) received by you pursuant to such Liquidation Event and (iii) your calculation of any Liquidation Deficit Amount and Liquidation Interest Amount accrued during the Liquidation Measurement Period;

(g) you have complied with your obligations to provide supporting evidence in accordance with Section 1.07 above;

(h) you either have executed and delivered to Sponsor a completed U.S. Internal Revenue Service (“IRS”) Form W-8, or IRS Form W-9, as applicable or, to the extent you have not provided an IRS Form W-9 to Sponsor, you represent and warrant that you (i) have not made, and will not make, any investment decisions with respect to this Deed and (ii) have not negotiated or executed this Deed, in each case, from within the United States; and

(i) the Acquisition Closing shall have occurred.

Section 1.10. The provisions of Section 12.4 (Assignment) and Section 12.8 (Heading; Counterparts) of the Business Combination Agreement are hereby incorporated herein by reference and shall apply to this Deed as if fully set forth herein mutatis mutandis.

Section 1.11. Notwithstanding any other provision of this Deed to the contrary, you shall be entitled to transfer your SPAC Shares or Subject Shares to a Permitted Transferee, provided that such transfer shall include a transfer of all (and not some only) of your SPAC Shares or Subject Shares and that you notify us in writing of the occurrence of such a transfer within two (2) Business Days of its occurrence (a “Permitted Transfer”) (or if any payment or transfer of non-cash consideration is due hereunder during such 2 Business Day period, prior to any such payment or transfer being made), it being understood that a Permitted Transfer shall not breach any condition set forth in Section 1.09. Upon the occurrence of a Permitted Transfer in accordance with this Deed, references herein to “you,” “your”, “yours” or “FWD Life Insurance Public Company Limited” shall be deemed to be references to such Permitted Transferee, you shall be deemed to have assigned all of your rights and obligations under this Deed to such Permitted Transferee and such Permitted Transferee shall be deemed to replace you under this Deed, and you shall have no further rights or obligations under this Deed except those that have accrued and have been discharged as of the date of such Permitted Transfer; provided that for the avoidance of doubt, (i) a Permitted Transferee shall not acquire any rights under this Deed, and Sponsor shall have no obligations to a Permitted Transferee under this Deed if you or a prior Permitted Transferee has failed to comply with the conditions under Section 1.09 and (ii) if any payment or transfer of non-cash consideration is made to FWD Group Holdings limited or any of its controlled Affiliates (other than the Permitted Transferee) at any time following the occurrence of a Permitted Transfer, you undertake to cause such payment or transfer to be paid or transferred to the Permitted Transferee.

Section 1.12. We covenant and agree that we shall not, during the period commencing on the Acquisition Effective Time and ending on the date on which we have fully discharged our obligations under this Deed, effect, undertake, enter into or publicly announce any Lock-Up Transfer with respect to the Sponsor Support Shares, except (a) with your prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); (b) in order to satisfy our obligations pursuant to the terms and conditions of this Deed, including, without limitation, the establishment and public announcement of a trading plan meeting the requirements of Rule 10b5-1(c) under the Exchange Act, for such purpose; (c) in connection with the execution and performance of a share pledge in accordance with the terms of this Deed; (d) Lock-Up Transfers of Sponsor Support Shares in the event of completion of a bona fide amalgamation, merger, scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up or other similar transaction which results in all of PubCo’s security holders having the right to exchange their PubCo Shares or PubCo Merger Warrants for cash, securities or other property; and (e) Lock-Up Transfers required by Law. If any Lock-Up Transfer is made or attempted contrary to the provisions of this Section 1.12, such purported Lock-Up Transfer shall be null and void ab initio.

Section 1.13. Following the execution hereof, at your written request, we shall execute a customary equitable share mortgage under Cayman Islands law in form and substance reasonably acceptable to both you and us, to be effective as of the Acquisition Effective Time and subject to your satisfaction of the conditions set forth in Section 1.09(a), Section 1.09(b), Section 1.09(c) and Section 1.09(d), granting security interests over the Sponsor Support Shares in your favor to secure our obligations under this Deed (such equitable share mortgage, the “Share Pledge”), and we shall take such action as you may reasonably require for perfecting the security created or intended to be created by such Share Pledge. Such Share Pledge will expressly permit (and you will take all action reasonably necessary to permit), following completion of the Custodian Account Conditions set forth in the last sentence of this Section 1.13 to your reasonable satisfaction or the waiver of any such Custodian Account Condition by you (i) Lock-Up Transfers of Sponsor Support Shares permitted under this Deed, and, without limiting the generality of the foregoing, the deposit of Sponsor Support Shares (free and clear of any Liens constituted by such Share Pledge) with PubCo’s transfer agent, the removal of any legends to enable such deposit and the on-market or other sale of such Sponsor Support Shares (free and clear of any Liens constituted by such Share Pledge) for the purposes of compliance with our obligations hereunder from time to time (and for the avoidance of doubt, following completion of the Custodian Account Conditions set forth in the last sentence of this Section 1.13 to your reasonable satisfaction or the waiver of any such Custodian Account Condition by you, the Share Pledge shall provide for the automatic release of such Sponsor Support Shares from the Lien constituted by such Share Pledge, without any further consent or action by any person, to enable the Lock-Up Transfers, deposit and sale referred to in this paragraph (i)); and (ii) us to continue to vote the Sponsor Support Shares, the right to appoint a proxy with respect to any vote of the Sponsor Support Shares, and the right to receive any dividends or distributions in respect of the Sponsor Support Shares, in each case until such Sponsor Support Shares are sold or disposed of in compliance with the Share Pledge. For the avoidance of doubt, such Share Pledge shall not cover any PubCo Shares which may become subject to an Earn-Out Vesting Event unless and until such Earn-Out Vesting Event occurs with respect to such PubCo Shares and such PubCo Shares become Sponsor Support Shares hereunder (such PubCo Shares, which so become Sponsor Support Shares hereunder, the “Vested PubCo Shares”). As soon as reasonably practicable following the occurrence of an Earn-Out Vesting Event occurring prior to our having satisfied all of our payment obligations under this Deed, we shall take all actions, if any, reasonably necessary to subject the Vested PubCo Shares to the Share Pledge. As soon as reasonably practicable after the Acquisition Effective Time and in any event prior to and as a condition precedent to the release of any Sponsor Support Shares from the Share Pledge, we will (a) establish a custodian account at a reputable international bank reasonably acceptable to both you and us (the “Custodian Account”) and (b) execute a customary account pledge over such Custodian Account in your favor to secure our obligations under this Deed (the “Custodian Account Pledge”), which Custodian Account Pledge shall be in form and substance reasonably acceptable to both you and us, and we shall take such action as you may reasonably require for perfecting the security created or intended to be created by such Custodian Account Pledge. The terms and conditions of the Custodian Account and the Custodian Account Pledge shall provide that (1) all cash proceeds from the sale or disposal of any Sponsor Support Shares during the term of this Deed (net of deductions for commissions, brokerage fees, duties, taxes and the like) shall promptly and directly be deposited into the Custodian Account, (2) without your prior written consent, any release of funds from the Custodian Account prior to the discharge of our payment obligations under this Deed shall be paid into a bank account specified by you for the sole purpose of discharging our payment obligations under this Deed (in which case such withdrawal of funds shall not require any prior notice to or prior consent from you), (3) valid and continuous security interests and/or undertakings are created and maintained in your favor on the Sponsor Support Shares and/or any proceeds thereof throughout the conversion, deposit and/or disposal processes and (4) the account bank shall enter into a tripartite custodian account control agreement or letter for operation of account or similar arrangement (in such bank’s customary form) with both you and us concurrently with the Custodian Account Pledge whereby the account bank shall acknowledge and undertake to comply with the terms and conditions contemplated in this sentence (together with the Custodian Account and the Custodian Account Pledge, the “Custodian Account Conditions”). Promptly upon us having discharged all of our payment obligations under this Deed, the security over the relevant Sponsor Support Shares constituted by the Share Pledge and the security over the Custodian Account constituted by the Custodian Account Pledge shall be automatically released and terminated, and you shall promptly execute such documents and take such action reasonably required by us to effect such release at our cost.

Section 1.14. We irrevocably agree, acknowledge and undertake that (a) FWD Life Insurance Public Company Limited is a third party beneficiary of this Deed for the purposes of the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) (the “Ordinance”) and shall have the right to enforce the terms of this Deed, and (b) such right is expressly provided to FWD Life Insurance Public Company Limited and confers a benefit on FWD Life Insurance Public Company Limited for the purposes of the Ordinance. Other than FWD Life Insurance Public Company Limited (or any Permitted Transferee), a Person who is not a party to this Deed shall not have any right under the Ordinance to enforce any term of this Deed. This Deed may be terminated or rescinded and any terms herein may be amended, varied or waived in whole or in part only upon the prior written consent of FWD Life Insurance Public Company Limited.

Section 1.15. This Deed shall be governed by and construed in accordance with the Laws of Hong Kong without giving effect to any choice or conflict of law provision or rule thereof. Any dispute, controversy, claim or difference of any kind whatsoever arising out of, relating to or in connection with this Deed, including the existence, validity, interpretation, performance, breach or termination thereof, the validity, scope and enforceability of this arbitration provision and any dispute regarding non-contractual obligations arising out of or relating to it (each, a “Dispute”) shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three (3). The arbitrators shall be nominated and appointed in accordance with the HKIAC Administered Arbitration Rules. The language of the arbitration proceedings (including but not limited to all correspondence, submissions and written decisions) shall be English. During the course of the arbitral tribunal’s adjudication of the Dispute, this Deed shall continue to be performed except with respect to the part in dispute and under adjudication. The award shall be final and binding upon the parties to the arbitration. Judgment upon the award may be entered by any court having jurisdiction over the award or having jurisdiction over the relevant party or its assets.

Section 1.16. As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

“Earn-Out Vesting Event” has the meaning ascribed to such term in the Sponsor Support Agreement;

“Fifth Measurement Date” means the fifth anniversary of the Acquisition Closing;

“Final Deficit Amount” means the amount, if any, by which (a) the product of (i) the aggregate number of Subject Shares held of record and owned beneficially by you as of 11:59 pm (U.S. Eastern Time) on the Fifth Measurement Date and (ii) $10.00 (subject to adjustment in accordance with the proviso below) exceeds (b) the product of (i) the aggregate number of Subject Shares held of record and owned beneficially by you as of 11:59 pm (U.S. Eastern Time) on the Fifth Measurement Date and (ii) the VWAP Price, in each case (subject to Section 1.07) as notified by you in a certificate delivered pursuant to, and in accordance with, Section 1.09(e);

“First Measurement Date” means the first anniversary of the Acquisition Closing;

“Fourth Measurement Date” means the fourth anniversary of the Acquisition Closing;

“Lock-Up Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, with respect to, any Sponsor Support Shares, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Sponsor Support Shares, whether or not any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in the foregoing clause (a) or (b);

“Liquidation Deficit Amount” means the amount, if any, by which (a) the product of (i) the aggregate number of Subject Shares sold by you during the Liquidation Measurement Period and (ii) $10.00 (subject to adjustment in accordance with the proviso below) exceeds (b) the aggregate gross cash proceeds realized by you in connection with the sale of the aggregate number of Subject Shares sold by you during the Liquidation Measurement Period, without deductions for commissions, brokerage fees, duties, taxes and the like, as notified by you (subject to Section 1.07) in a certificate delivered pursuant to, and in accordance with, Section 1.09(f);

“Liquidation Event” means any amalgamation, merger, scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up or other similar transaction completed by PubCo following the Acquisition Closing that results in all of PubCo’s shareholders having the right to exchange their PubCo Shares for cash, securities or other property (other than solely for equity securities of PubCo) following the Acquisition Closing;

“Liquidation Interest Amount” means a cash amount equal to the product of (a) the number of Liquidation Interest Shares held of record and owned beneficially by you during the Liquidation Measurement Period, (b) $10.00 (subject to adjustment in accordance with the proviso below) and (c) 5% multiplied by a fraction, the numerator of which shall be the total number of calendar days in the Liquidation Measurement Period and the denominator of which shall be 365;

“Liquidation Interest Shares” means the weighted average number (based upon the number of days in the Liquidation Measurement Period) of Subject Shares held of record and owned beneficially by you during the Liquidation Measurement Period, in each case (subject to adjustment in accordance with the proviso below) as notified by you (subject to Section 1.07) in a certificate delivered pursuant to, and in accordance with, Section 1.09(e);

“Liquidation Measurement Period” means the period commencing from the day immediately following the last day of the immediately preceding Regular Measurement Period (or if a Liquidation Event occurs during the first Regular Measurement Period, from the date of the Acquisition Closing), and ending on and including the date on which such Liquidation Event occurs;

“Permitted Transferee” shall mean FWD Group Holdings Limited or any of its controlled Affiliates;

“Regular Deficit Amount” means the amount, if any, by which (a) the product of (i) the aggregate number of Subject Shares sold by you during the relevant Regular Measurement Period and (ii) $10.00 (subject to adjustment in accordance with the proviso below) exceeds (b) the aggregate gross cash proceeds realized by you in connection with the sale of the aggregate number of Subject Shares sold by you during the relevant Regular Measurement Period, without deductions for commissions, brokerage fees, duties, taxes and the like, in each case (subject to Section 1.07) as notified by you in a certificate delivered pursuant to, and in accordance with, Section 1.09;

“Regular Interest Amount” means a cash amount equal to the product of (a) the number of Regular Interest Shares held of record and owned beneficially by you during the relevant Regular Measurement Period, (b) $10.00 (subject to adjustment in accordance with the proviso below) and (c) 5%;

“Regular Interest Shares” means the weighted average number (based upon the number of days in a Regular Measurement Period) of Subject Shares held of record and owned beneficially by you during the relevant Regular Measurement Period, in each case (subject to adjustment in accordance with the proviso below) as notified by you (subject to Section 1.07) in a certificate delivered pursuant to, and in accordance with, Section 1.09(e);

“Regular Measurement Period” means the one-year period immediately prior to, and including, the First Measurement Date, Second Measurement Date, Third Measurement Date, Fourth Measurement Date or Fifth Measurement Date, as applicable;

“Second Measurement Date” means the second anniversary of the Acquisition Closing;

“SPAC Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of SPAC;

“Sponsor Support Shares” means such number of PubCo Shares equal to the product of (a) the number of PubCo Shares held by the Sponsor immediately after closing of the Initial Merger minus 2,000,000 PubCo Class B Ordinary Shares and (b) 60%, subject to adjustment in accordance with the proviso below; provided that if an Earn-Out Vesting Event occurs prior to Sponsor having satisfied all of its payment obligations under this Deed, then Sponsor Support Shares shall also be deemed to include 60% of the Vested PubCo Shares;

“Subject Shares” means the PubCo Class A Ordinary Shares received by you in exchange for your SPAC Shares pursuant to the Initial Merger, and for the avoidance of doubt, does not include any PubCo Class A Ordinary Shares otherwise acquired by you (including pursuant to the exercise of any PubCo Merger Warrants, as a shareholder of the Company or otherwise);

“Third Measurement Date” means the third anniversary of the Acquisition Closing;

“Trading Day” means any day on which the Trading Market is open for trading;

“Trading Market” means the Nasdaq Stock Market, or any successor stock exchange on which the Subject Shares are listed;

“VWAP Measurement Period” means the 20 Trading Days immediately preceding (and, if such day is a Trading Day, including) the Fifth Measurement Date; and

“VWAP Price” means the volume weighted average price of a PubCo Class A Ordinary Share, as reported on the Trading Market, determined for the Trading Days that comprise the VWAP Measurement Period (as reported on Bloomberg, or an equivalent, reliable reporting service as reasonably determined by the Sponsor and accepted by you (acting reasonably) in the event that Bloomberg ceases to report such volume weighted average price during the term of this Deed);

provided, however, that the foregoing definitions shall be subject to an equitable adjustment to reflect the effect of any share subdivisions, share consolidations, share dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to PubCo Class A Ordinary Shares or PubCo Class B Ordinary Shares; provided further, that, any references to PubCo Class B Ordinary Shares in the preceding Section 1.16 shall, if any such PubCo Class B Ordinary Shares have been converted to PubCo Class A Ordinary Shares, instead be deemed to be a reference to such PubCo Class A Ordinary Shares into which such PubCo Class B Ordinary Shares have converted in accordance with the PubCo Charter.

[Signature page follows]

IN WITNESS WHEREOF, Bridgetown LLC have executed and delivered this Deed of Irrevocable Undertakings as a deed as of the date first written above.

SIGNED, SEALED AND DELIVERED AS A DEED in the name of BRIDGETOWN LLC by its duly authorized representative	) ) ) )
	)	/s/ Matthew Danzeisen
)
in the presence of: /s/ McLean Crichton Signature of Witness Name: McLean Crichton		By executing this document the signatory warrants that the signatory is duly authorized to execute this document on behalf of Bridgetown LLC

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